EXHIBIT 99.1

Acceptance Letter with Excelsis Accounting Group, dated July 27, 2017.

Audit Objective

The objective of our audit is to express an opinion as to whether or not your financial statements present fairly, in all material respects, the Company’s financial position, and the results of its operations and cash flows in conformity with applicable accounting principles. Achieving the financial statement audit objective requires a significant amount of mutual effort in preparing and gathering written documentation to support the Company’s financial statement assertions and our opinion.

Our ability to express a supportable opinion in a timely manner is generally divided into three distinct phases:

●	Planning
●	Fieldwork
●	Completion

The ability to seamlessly perform the required procedures of each phase, in strict order, result in the least amount of disruptions to your personnel and the timely issuance of the Company’s financial statements inclusive of our audit opinion, at our proposed price. Planning The most crucial phase of any audit is the planning phase. During this phase, we gain the necessary understanding of the Company’s operations; key personnel; goals and objectives; and significant risks.

Our goal is to complete a majority of this phase prior to the end of your fiscal year. The Planning Phase Requires:

Understanding the Entity: We inquire of the Company’s management as to the key personnel involved in the accounting and reporting process. Making initial contact and setting mutual expectations ensures timely, open communication through all phases of the engagement. We obtain written documentation of the Company’s accounting cycles including internal controls and application of accounting principles.

We will also discuss, with the Company’s governance personnel, the operational risks the Company faces in its industry, geographic region, and regulatory environment.

Risk Assessment: We discuss and review specific risks associated with accounting principle application, financial reporting, and fraud. The assessment is key in determining our engagement team and the focus of the remainder of our audit procedures.

Audit Procedure Development: We formulate the specific audit procedures to be performed during the fieldwork phase.

Please see the Timeline and Responsibilities sections for examples of required documents and mutual responsibilities.

Fieldwork

Our fieldwork phase consists of gaining reasonable assurance your financial statements are fairly stated. During this phase we perform tests and obtain the necessary documentation to support our audit opinion. During this phase your accounting staff is expected to prepare and provide explanations, account reconciliations, and underlying source documents. Disruptions to your accounting department can be controlled through adequate preparation by you prior to the beginning of this phase. See the Responsibilities and Scope Risk sections for a further explanation of our mutual responsibilities.

Completion

This phase includes significant review procedures of all planning and fieldwork performed during the corresponding phases. This review process includes additional quality control and technical reviews to ensure all audit requirements have been met and that your financial statements are prepared in accordance with accounting and reporting standards applicable to Delta Oil & Gas. During this phase, all audit adjustments are provided in order for you to complete the final draft of your financial statements and related documents containing the statements. It is imperative that the final draft of your financial statements is complete (we provide you the necessary disclosure checklists during the planning phase) and proofread prior to providing it to us.

Upon completion of our quality and technical review procedures we discuss the necessary changes to the financial reporting documents with the appropriate people charged with financial reporting. It is important that we receive the final report you intend to file at least ten working days in advance of your intended filing date to allow adequate time for review and any possible modifications. (Only five working days are required for Reviewed financial statements.) The final issuance of our report and / or consent will be indicated by the manually signed documents provided to you. In addition to issuing the report we participate in an exit conference to communicate all accounting and audit related matters and the results of our current engagement procedures that may affect future filings.

Consents

Should you wish to include our report with any other filing please allow a minimum of four working days from the date we receive your final document for us to perform our required procedures and prepare our consent. Once issued our consent will be valid for five days.

Company Responsibilities

Management is responsible for the selection and application of appropriate accounting principles. As stated in the Approach section of this document, our objective is to express an opinion on your financial statements on a timely basis for our agreed upon price. Reaching this objective will require Company personnel to meet the following requirements.

Planning

The appropriate Company employees will be available to us, so that we can make the appropriate inquiries required under our auditing standards. The preparation of confirmations will be performed by the Company under our direction. Management is responsible for the effectiveness of internal controls over financial reporting and for evaluating the effectiveness of the internal controls. In addition, we are to be provided with written narratives of your internal control for all significant transaction cycles. Management is responsible for presenting us a written assessment of the effectiveness of the company’s internal control over financial reporting; including steps taken to remediate previously identified material weaknesses. We will provide you with a client assistance listing of schedules and documents we will require to complete our planning phase. Timely receipt of the documents requested is critical to meeting anticipated filing deadlines and insuring our proposed fee. The Company will provide us with reasonable work space, desks and chairs. We will also be provided with access to a telephone line, internet, photocopying and a fax machine. Management will provide us with a final working trial balance before fieldwork can begin. Please see the Scope Change Risks section for implications of this step not being completed.

Fieldwork

The accounting department staff and responsible management personnel will be available during fieldwork to assist us by providing information, documentation and explanations. We will provide you with a list of required documents and schedules. This list is carefully assembled by our audit team in an effort to organize the information necessary for us to complete the audit. You have agreed to provide the items requested at the times outlined in the Timeline section following. This list must be a Company priority. If you or your personnel do not understand how to provide a requested item, please ask for clarification.

Example: We will request a list of related party transactions. If your personnel are not sure how to determine what qualifies as a related party transaction, we would be pleased to explain our request. Detailed schedules must be reconciled, adjusted and agreed to the general ledger. Example: We will ask for an “Aging of Accounts Receivable”. We expect the Company to prepare a schedule of the total accounts receivable by customer, split into logical time periods, such as 0-30 days, 31-60 days, 61-90 days and over 90 days. The schedule should include a total, and this total must agree to the appropriate account on the working trial balance we were provided. Account analysis should be meaningful Requests for explanations of account changes should be answered with reasonable explanations. Example: If we ask why sales increased 50% over the prior year, please provide a response such as “we began operations in a new market” or “we overhauled our marketing department”. These are verifiable. A response such as “we sold more merchandise” is circular and will generate additional questions from our team. Supporting documentation should be tabbed or otherwise neatly organized to enable our team to readily evaluate it and agree it to your schedules. Requests for schedules may be followed by additional requests for support. Example: We may ask for a schedule of prepaid insurance expense. This may be followed up by a request for a copy of the underlying insurance policy. Management is responsible for ensuring that we are provided with the information we request, allowing us sufficient time to complete our procedures prior to the applicable filing deadlines.

Completion

Management is responsible for the financial statements. Management of the Company is responsible for providing us with a complete document and final financial statements at least ten working days prior to the anticipated filing date, which will allow us sufficient time to properly review them and provide feedback. In the Scope Change Risks section of this document we discuss the implications of not receiving a final set of financial statements and of having to review multiple versions. Management is responsible for the timely filing of all applicable documents.

Deliverables

As Promised in our Proposal 1. Audit the balance sheets as of December 31, 2014, December 31, 2015 and December 31, 2016, and the related statements of operations, stockholders’ equity and comprehensive income, and cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States (GAAP), and as promulgated by the Public Company Accounting Oversight Board (PCAOB). 2. Review all other required filings inclusive of the audited financial statements for the period above. 3. Make all necessary communications with management and/or the audit committee and board of directors as required by our professional standards including, but not limited to, information relating to our independence, your critical accounting policies, quality of accounting principles, sensitive accounting judgments, audit adjustments, and difficulties (if any) in performing our engagement.

Service Scope—High Risk Areas

Our mutual goal is to complete this engagement at the price proposed. As we have discussed orally and in our proposal, there are a few qualifiers for our scope and price to remain unchanged. While there are others, these are the highest risk areas where scope changes may occur:

Complete and Final Information.

Our proposal states that our price is predicated on a clean set of books which means you provide complete and final financial statements and supporting documents. Providing financial information and/or supporting schedules in a preliminary state, and providing final reports later, causes the audit team to do the same work at least twice. Supporting documents should be hard copies that are already pulled, labeled and ordered per the PBC list. Pulling, copying and organizing this information ourselves is outside of the scope of our proposal and is priced separately.

Receipt of information all at once. If we do not receive the requested and supporting documents as agreed in the timeline, it inevitably delays and reorders our processes making us far less effective for you. Rescheduling can not only delay delivery of our opinion on your financial statements, but may result in the ineffective utilization of our team members which will be costly to you. We want to avoid this whenever possible. If you develop concerns about having the requested information ready on time, please contact us as early as possible to let us know. We will then be able to let you know if the delay will impact scope, price, and delivery timing, and by how much.

Application of Accounting Principles

In today’s complex financial reporting environment we understand the difficulties associated with interpreting and applying the appropriate accounting guidance to unusual and infrequent transactions. If, throughout the performance of our audit procedures, it appears the Company does not have appropriate, supportable documentation for the positions taken our scope will likely be impacted. This generally results in a material extension of our procedures and will impact the price and the timing of our engagement completion. As these issues are identified we will discuss the expected level of effort and price impact to reach resolution prior to proceeding with the work.

Revisions

We anticipate your engagement will require a reasonable number of revisions to drafts of financial statements and filing documents, this is considered in our pricing. If there are excessive revised drafts including significant typographical or grammatical errors it may impact our pricing. Please remember that unanticipated delays impact our ability to serve you well. We appreciate your understanding and thank you in advance for your cooperation in helping to ensure that we meet our common goal: that Excelsis Accounting Group delivers on-time service at a minimum cost to you.

Payment Terms/Guarantee

As we’ve previously discussed the total fee for the services covered by this agreement is $60,000. Payments are due as summarized in the following schedule. An invoice will be forwarded as a reminder, fifteen days prior to the due date.

Schedule of Payments

At execution $20,000

August 25, 2017 $20,000

At Delivery $20,000

Invoices are due on the dates indicated. Interest on unpaid invoices is accrued from the date of the invoice. Currently, it is calculated at one and one-half percent (1.5%) per month without limit and subject to change without notice. Partial payments are first credited against any unpaid interest or expenses before being applied to the outstanding principal balance. In the event your account becomes past due we will discontinue any further work until your account is brought current or other arrangements have been made with the partner in charge of the engagement. Postponements or delays initiated by the company will not alter payment due dates including the final payment due date, even if delivery of the final audit report is delayed. Should the company delay information or in any way extend finalization beyond the agreed timeline, additional pricing shall be quoted for scheduling the work in a new timeframe. Additionally, if information necessary for the completion of the audit in accordance with the mutually agreed-upon schedule is withheld, such that the auditors’ work timing is unduly compressed in order to achieve an on-time filing, rush charges may apply.

Termination

Either party may terminate this agreement at any time, for any reason, with 10 days written notice to the other party. It is understood that any unpaid services that are outstanding at the date of termination are to be paid in full within 10 days from the date of termination.

Service Guarantee

Our work is guaranteed to the satisfaction of the customer. If you are not completely satisfied with the services performed by Excelsis Accounting Group, we will, at your option, refund the price or accept a portion of said price that reflects your level of satisfaction. Furthermore, if you ever receive an invoice without first authorizing the service and or the price, you are not obligated to pay for that service. This guarantee does not extend to application of accounting standards as we may interpret them or to the opinion we render on the financial statements. To assure that our arrangement remains responsive to your needs, as well as fair to both parties, we will meet throughout the term of this agreement, and, if necessary, revise or adjust the scope of the services to be provided and the prices to be charged in light of mutual experience. Upon final payment of your invoice, we will assume you have been satisfied. Our quality service is what sets us apart from our competition. We want you to be pleased with the value of services you receive from us. We promise to deliver the prompt, personal attention that you and your company deserve.